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                                                                     EXHIBIT 5.1

            [Letterhead of Locke Purnell Rain Harrell Appears Here]


                                 July 29, 1997



Argyle Television, Inc.
200 Concord Plaza
Suite 700
San Antonio, TX  78216

Ladies/Gentlemen:

     We have acted as counsel for Argyle Television, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-4 under the Securities Act of 1933, as amended (the "Registration Statement"), relating to 8,277,054 shares of the Company's Series A Common
Stock, par value $.01 per share (the "Shares"), that may be issued by the Company to the stockholders and optionholders of the Company in connection with the merger (the "Merger") of HAT Merger Sub, Inc., a Delaware corporation ("Merger Sub"), with and into the Company pursuant to the Amended and Restated Agreement and Plan of Merger, dated as of March 26, 1997 (the "Merger Agreement") among The Hearst Corporation, a Delaware corporation, Merger Sub, HAT Contribution Sub, Inc., a Delaware corporation, and the Company.

     In this connection, we have examined such documents and instruments and matters of law as we have deemed necessary to the expression of the opinions contained herein.

     Based upon the foregoing, we are of the opinion that:

     (1) The Company has been duly incorporated and is in good standing under the laws of the State of Delaware; and

     (2) The Shares, upon issuance and delivery after consummation of the Merger in accordance with the Merger Agreement, duly executed by the Company and countersigned by its Transfer Agent, will be validly issued, fully paid and non-assessable.

     We hereby consent to the use of our name in the Registration Statement and in the related Proxy Statement/Prospectus and to the filing of a copy of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not hereby admit that we are within the
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Argyle Television, Inc.
July 29, 1997
Page 2


category of persons whose consent is required by Section 7 of the Securities Act or the related rules promulgated by the Securities and Exchange Commission.

                              Very truly yours,

                              LOCKE PURNELL RAIN HARRELL
                              (A Professional Corporation)


                              By:  /s/  Guy Kerr
                                   --------------------------
                                    Guy Kerr